Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                                                                           Is this the
Series                                                                                                                 last filing
Number               Series Name                                                              for this series (Y or N)

91   Goldman Sachs International Real Estate Securities Fund                         N
93   Goldman Sachs Commodity Strategy Fund                                                   N
94   Goldman Sachs Income Strategies Portfolio                                                 Y
95   Goldman Sachs Satellite Strategies Portfolio                                                N
110  Goldman Sachs International Equity Dividend and Premium Fund         N
111  Goldman Sachs International Tax-Managed Equity Fund                         N
112  Goldman Sachs Absolute Return Tracker Fund                                           N
117  Goldman Sachs Dynamic Allocation Fund                                                    N
128  Goldman Sachs Managed Futures Strategy Fund                                                                                                                     N

Please refer to the Semi Annual Report to Shareholders to be filed on
Form N-CSR for additional information concerning the funds.